     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1996


                                                   REGISTRATION NUMBER 333-06715
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ENERGY VENTURES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     04-2515019
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

         5 POST OAK PARK, SUITE 1760                      BERNARD J. DUROC-DANNER
          HOUSTON, TEXAS 77027-3415                        ENERGY VENTURES, INC.
                (713) 297-8400                          5 POST OAK PARK, SUITE 1760
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE             HOUSTON, TEXAS 77027-3415
NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                   (713) 297-8400
         PRINCIPAL EXECUTIVE OFFICES)              (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                    TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                CURTIS W. HUFF                                R. JOEL SWANSON
         FULBRIGHT & JAWORSKI L.L.P.                       BAKER & BOTTS, L.L.P.
          1301 MCKINNEY, SUITE 5100                   ONE SHELL PLAZA, 910 LOUISIANA
          HOUSTON, TEXAS 77010-3095                      HOUSTON, TEXAS 77002-4995
                (713) 651-5151                                (713) 229-1234

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this Offering are:

    Securities and Exchange Commission Registration Fee.......................   $ 46,106*
    New York Stock Exchange Listing Fee.......................................     14,500
    NASD Filing Fee...........................................................     14,554*
    Legal Fees and Expenses...................................................    100,000**
    Accounting Fees and Expenses..............................................    100,000
    Blue Sky Fees and Expenses (including legal fees).........................      7,000*
    Printing Expenses.........................................................     80,000
    Transfer Agent and Registrar Fees.........................................      5,000
    Miscellaneous.............................................................     92,840
                                                                                 --------
         Total................................................................   $460,000
                                                                                 ========

- ---------------

 * GulfMark will pay its pro rata portion of such expenses.

** Includes approximately $5,000 of expenses to be paid by the Selling
   Stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law. Messrs. David J. Butters, Eliot M. Fried and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman"), constitute three of the eight members of the Board of Directors of the Company. Under the restated certificates of incorporation, as amended to date, of Lehman and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters, Fried and Millard, in their capacity as directors of the Company, are to be indemnified by Lehman and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters, Fried and Millard are serving as directors of the Company at the request of Lehman and Holdings.

     Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters, Fried and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

ITEM 16. EXHIBITS.


        *1.1         -- Form of Underwriting Agreement.
         2.1         -- Agreement and Plan of Merger dated as of May 22, 1995, as amended by
                        Amendment No. 1 dated as of June 30, 1995, by and among Prideco,
                        Inc., Christiana Companies, Inc., William Chunn, Donald Morris,
                        Sandra Hamilton, Energy Ventures, Inc. and Grant Acquisition Company
                        (incorporated by reference to Exhibit No. 2.1 to Form 8-K, File
                        0-7265, filed July 12, 1995).
         2.2         -- Agreement and Plan of Merger dated as of June 21, 1996, between
                        Energy Ventures, Inc., TCA Acquisition, Inc. and Tubular Corporation
                        of America (incorporated by reference to Exhibit 2.1 to Form 8-K,
                        File 0-7265, filed June 24, 1996).
         2.3         -- Form of Stockholder Agreement and Representation Letter dated June
                        21, 1996, between Energy Ventures, Inc. and stockholders of Tubular
                        Corporation of America (incorporated by reference to Exhibit 2.2 to
                        Form 8-K, File 0-7265, filed June 24, 1996).
         2.4         -- Asset Purchase Agreement dated as of June 21, 1996, by and between
                        Energy Ventures, Inc. and Mallard Bay Drilling, Inc. and Noble
                        Drilling (West Africa) Inc. and Noble Drilling Corporation
                        (incorporated by reference to Exhibit 2.3 to Form 8-K, File 0-7265, filed June 24, 1996).
         3.1         -- Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form
                        S-3; Registration No. 333-03407).
         3.2         -- By-laws of the Company, as amended (incorporated by reference to
                        Exhibit No. 3.2 to Form 10-K, File 0-7265, filed March 1, 1994).
         4.1         -- See Exhibits Nos. 3.1 and 3.2 for provisions of the Restated
                        Certificate of Incorporation and amended By-laws of the Company defining the rights of the holders of Common Stock.
         4.2         -- Indenture dated March 15, 1994, among Energy Ventures, Inc., as
                        Issuer, the Subsidiary Guarantors party thereto, as Guarantors, and
                        Chemical Bank, as Trustee (incorporated by reference to Form 8-K,
                        File 0-7265, filed April 5, 1994).
         4.3         -- Specimen 10 1/4% Senior Note due 2004 of Energy Ventures, Inc.
                        (incorporated by reference to Form 8-K, File 0-7265, filed April 5,
                        1994).
         4.4         -- First Supplemental Indenture by and among Energy Ventures, Inc.,
                        Prideco and Chemical Bank, as trustee, dated June 30, 1995
                        (incorporated by reference to Exhibit No. 4.4 to the Registration
                        Statement on Form S-3; Registration No. 33-61933).
        *4.5         -- Credit Agreement among Energy Ventures, Inc., the Subsidiary
                        Guarantors, the Lenders defined therein and The Chase Manhattan Bank,
                        N.A., dated as of June 26, 1996, including form of Notes.
        *5.1         -- Opinion of Fulbright & Jaworski L.L.P.
       *23.1         -- Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
      **23.2         -- Consent of Arthur Andersen LLP.
      **23.3         -- Consent of Arthur Andersen LLP, with respect to the financial statements of Prideco, Inc.
      **23.4         -- Consent of Arthur Andersen LLP, with respect to the financial statements of Tubular Corporation of America.
      **24.1         -- Powers of Attorney from certain members of the Board of Directors of the Company (contained on page II-4).


- ---------------

 * Filed herewith.

** Previously filed.

     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 16, 1996.


                                            ENERGY VENTURES, INC.

                                            By:  /s/ BERNARD J. DUROC-DANNER
                                                -----------------------------
                                                  Bernard J. Duroc-Danner
                                                 President, Chief Executive
                                                    Officer and Director
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------  --------------------------------  ---------------
      /s/  BERNARD J. DUROC-DANNER             President, Chief Executive         July 16, 1996
- ---------------------------------------------    Officer and Director
           Bernard J. Duroc-Danner               (Principal Executive Officer)


           /s/  JAMES G. KILEY                 Vice President and Chief           July 16, 1996
- ---------------------------------------------    Financial Officer (Principal
               James G. Kiley                    Financial Officer)


         /s/  FRANCES R. POWELL                Vice President, Accounting and     July 16, 1996
- ---------------------------------------------    Controller (Principal
              Frances R. Powell                  Accounting Officer)


                       *                       Director and Chairman of the       July 16, 1996
- ---------------------------------------------    Board
              David J. Butters

                       *                       Director                           July 16, 1996
- ---------------------------------------------
               Uriel E. Dutton

                       *                       Director                           July 16, 1996
- ---------------------------------------------
               Eliot M. Fried

                       *                       Director                           July 16, 1996
- ---------------------------------------------
              Sheldon S. Gordon

                       *                       Director                           July 16, 1996
- ---------------------------------------------
              Sheldon B. Lubar

                       *                       Director                           July 16, 1996
- ---------------------------------------------
              Robert B. Millard

                       *                       Director                           July 16, 1996
- ---------------------------------------------
               Robert A. Rayne

*By:       /s/ JAMES G. KILEY
- ---------------------------------------------
     James G. Kiley, as Attorney-in-fact
      for each of the persons indicated

                               INDEX TO EXHIBITS


  NUMBER                                   EXHIBIT
- ---------- ------------------------------------------------------------------------
    1.1    -- Form of Underwriting Agreement.
    4.5    -- Credit Agreement among Energy Ventures, Inc., the Subsidiary
              Guarantors, the Lenders defined therein and The Chase Manhattan Bank,
              N.A., dated as of June 26, 1996, including form of Notes.
    5.1    -- Opinion of Fulbright & Jaworski L.L.P.
   23.1    -- Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).